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                                                                  EXHIBIT 3.1(b)




                            PLASTIPAK HOLDINGS, INC.

                                     BY-LAWS
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                                    ARTICLE I

                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Plymouth, County of Wayne, State of Michigan, or at such other registered office as the Board of Directors may determine from time to time.

                  SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. PLACE OF MEETING. All meetings of the Shareholders of the Corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the Board of Directors.

                  SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of Shareholders, commencing with the year 1999, shall be held on or before ninety (90) days after the expiration of the fiscal year end of the Corporation, on a day not a legal holiday, at such time as shall be determined from time to time by the Board of Directors, unless such action is taken by written consent as provided in Article II, Section 12, of these By-Laws. At said meeting, Shareholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

                  SECTION 3. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the Shareholders shall be as follows:




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                  (a)   Roll call.
                  (b)   Reading of notice and proof of mailing.
                  (c)   Reading and disposal of any unapproved minutes.
                  (d)   Annual reports of officers and committees.
                  (e)   Election of Directors.
                  (f)   Transaction of other business as follows:
                        (i)   Unfinished business
                        (ii)  New business
                  (g)   Adjournment.

Provided, however, in the absence of any objection, the presiding officer may vary the order of business at his discretion.

                  SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act (herein called the "Act"), written notice of the time, place and purposes of a meeting of Shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or land/air express courier service, to each Shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting shall be given to each Shareholder of record on the new record date entitled to vote at the meeting. Attendance of a person at a meeting of Shareholders, in person or by proxy, constitutes waiver of objection to (a) lack of notice of defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when presented.

                  SECTION 5. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at the Shareholders' meeting or any adjournment thereof. The list shall:

                  (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each Shareholder.

                  (b)   Be produced at the time and place of the meeting.



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                  (c)   Be subject to inspection by any Shareholder during the
                        whole time of the meeting.

                  (d) Be prima facie evidence as to who are the Shareholders entitled to examine the list or to vote at the meeting.

                  SECTION 6. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of Shareholders may be called at any time by the Chief Executive Officer of the Corporation (See Article V, Section 4) or by a majority of the members of the Board of Directors then in office or by Shareholders owning, in the aggregate, not less than twenty-five (25%) percent of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the Chief Executive Officer, or by a majority of the members of the Board of Directors then in office, or by Shareholders as above provided, the Secretary of the Corporation shall prepare, sign and mail the notice requisite to such meeting.

                  SECTION 7. QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the Articles of Incorporation or the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The Shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

                  SECTION 8. VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action other than the election of Directors, is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or the Act. Directors shall be elected by a plurality of the votes cast at an election.

                  A. OTHER CORPORATIONS. Shares of the Corporation's outstanding stock that are held in the name of another corporation may be voted by an officer or agent of such other corporation, or by proxy appointed by an officer or agent of such other corporation, or by some other person, who by action of the board of directors of such other corporation or pursuant to these By-Laws, shall be appointed to vote such shares.



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                  B. LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, custodian, conservator or trustee may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

                  C. RECEIVERS. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to so vote is contained in an appropriate order of the court by which such receiver was appointed.

                  D. PLEDGOR. A Shareholder whose shares are pledged is entitled to vote the shares until they have been transferred into the name of the pledgee, or a nominee of the pledgee.

                  E. TREASURY STOCK AND SUBSIDIARIES. To the extent the Corporation is entitled to hold treasury shares, treasury shares shall not be voted on any matter nor deemed to be outstanding shares. If the Corporation holds shares sufficient to elect a majority of the Directors of another domestic corporation or a foreign corporation, shares of this Corporation held by such domestic corporation or foreign corporation shall not be voted on any matter or counted in determining the total number of outstanding shares of this Corporation.

                  F. MINORS. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such Shareholder is a minor.

                  G. INCOMPETENTS AND SPENDTHRIFTS. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such Shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

                  H. CO-OWNERS. Shares held by two (2) or more persons as joint tenants or as tenants in common may be voted at a meeting of Shareholders by any of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which the shares shall be voted, controls if presented at the meeting. If no such agreement is presented at the meeting, the majority in interest of the joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, the shares, for the purpose of voting, shall be divided among such




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                                                                          Page 5

joint tenants or tenants in common in accordance with their interest in the shares.

                  SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining Shareholders entitled to notice of and to vote at a meeting of Shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of Shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. If a record date is not fixed (i) the record date for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining Shareholders for any purpose other than that specified in clause (i) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

                  SECTION 10. PROXIES. A Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him by proxy. A proxy shall be signed by the Shareholder or his authorized agent or representative. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy.

                  SECTION 11. INSPECTORS OF ELECTION. The Board of Directors, in advance of a Shareholders' meeting, may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and on request of a Shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In the event the person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine



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challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.

                  SECTION 12. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted by the Act to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if all of the Shareholders entitled to vote thereon consent thereto in writing. If the Corporation's Articles of Incorporation so provide, any action required or permitted by the Act to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall bear the date of signature of each Shareholder who signs the consents. No written consents shall be effective to take the corporate action referred to unless, within sixty (60) days after the record date for determining Shareholders entitled to express consent to or dissent from a proposal without a meeting, written consents signed by a sufficient number of Shareholders to take the action are delivered to the Corporation in accordance with the Act. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to Shareholders who have not consented in writing.

                  SECTION 13. PARTICIPATION IN MEETING BY TELEPHONE. A Shareholder may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other and each participant has been advised of the means of communication and the names of all other persons participating in the meeting. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of Directors which shall constitute the whole Board of Directors shall be at least one (1) Director but no more than nine (9) Directors. The first Board of Directors shall consist of two (2) Directors. Thereafter, the number of Directors which shall constitute the Board of Directors for each ensuing year shall be determined at the annual meeting by vote of the Shareholders prior to such election; provided, however, that if a motion is


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                                                                          Page 7

not made and carried to increase or decrease the number of Directors, the Board of Directors shall consist of the same number of Directors as were elected for the preceding year. The first Board of Directors shall hold office until the succeeding annual meeting, except in case of the classification of Directors as permitted by the Act. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. Directors need not be Shareholders but must be natural persons over the age of eighteen (18) years.

                  SECTION 2. VACANCIES. A vacancy occurring in the Board of Directors may be filled by the Shareholders or by the affirmative vote of a majority of the remaining Directors, even though the remaining Directors may not constitute a quorum, and said person shall hold office for a term continuing only until the next election of Directors by the Shareholders. If because of death, resignation or other cause, the Corporation has no Directors in office, an officer, a Shareholder, an executor, administrator, trustee or guardian of a Shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a Shareholder, may call a special meeting of Shareholders in accordance with the Articles of Incorporation or these By-Laws. A vacancy that will occur at a specific date by reason of resignation or otherwise, may be filled before the vacancy occurs but the newly elected or appointed Director may not take office until the vacancy occurs.

                  SECTION 3. REMOVAL. A Director or the entire Board of Directors may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of Directors.

                  SECTION 4. RESIGNATION. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

                  SECTION 5. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors except as otherwise provided in the Act or in the Articles of Incorporation.

                  SECTION 6. LOCATION OF MEETINGS. Regular or special meetings of the Board of Directors may be held either within or without the State of Michigan.

             SECTION 7. ORGANIZATIONAL MEETING OF THE BOARD OF DIRECTORS.
The first meeting of each newly elected Board of Directors shall be held at the place of holding the annual meeting of Shareholders, and immediately following the same, for the purpose of electing officers and transacting any other busi-


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ness properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the Directors of such new Board of Directors. No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of Shareholders.

                  SECTION 8. REGULAR MEETING OF THE BOARD OF DIRECTORS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors, and may be held concurrently with an organizational meeting of the Board of Directors or otherwise.

                  SECTION 9. SPECIAL MEETING OF THE BOARD OF DIRECTORS. Special meetings of the Board of Directors may be called by the President, or by a majority of the persons then comprising the Board of Directors (or if there are only two (2) members of the Board of Directors, by either of said Directors), at any time by means of notice of the time and place thereof to each Director, given not less than twenty-four (24) hours before the time such special meeting is to be held.

                  SECTION 10. COMMITTEES OF DIRECTORS. The Board of Directors may designate one (1) or more committees, each committee to consist of one or more Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Provided, however, no such committee shall have the power or authority to (i) amend the Articles of Incorporation of the Corporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the Shareholders a dissolution of the Corporation, a revocation of a dissolution, or a cessation of the business of the Corporation,
(v) amend the By-Laws of the Corporation, (vi) fill vacancies in the Board of Directors; and, unless the resolution of the Board of Directors creating such committee or the Articles of Incorporation or these By-Laws


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                                                                          Page 9

expressly so provide, no such committee shall have the power or authority to declare a distribution, dividend or to authorize the issuance of stock. Any such committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

                  SECTION 11. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all meetings of the Board of Directors, or of a committee thereof, a majority of the members of the Board of Directors then in office, or of the members of a committee thereof, shall constitute a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors or of the committee unless the vote of a larger number is required by the Act, the Articles of Incorporation, the By-Laws, or, in the case of a committee, the Board of Directors resolution establishing the committee. Amendment of these By-Laws by the Board of Directors requires the vote of not less than a majority of the members of the Board of Directors then in office. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 12. CONSENT OF DIRECTORS IN LIEU OF MEETING. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors then in office or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or committee for all purposes.

                  SECTION 13. COMPENSATION OF DIRECTORS. The Board of Directors, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors or officers, but approval of the Shareholders is required if the Articles of Incorporation, these By-Laws or any provisions of the Act so provide.

                  SECTION 14. PARTICIPATION IN MEETING BY TELEPHONE. A member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.



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                  SECTION 15. WAIVER OF NOTICE. Attendance at or participation of a Director at a meeting constitutes a waiver of notice of the meeting, unless the Director at the beginning of the meeting, or upon his arrival, objects to the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

                                   ARTICLE IV

                                     NOTICES

                  SECTION 1. NOTICE. Whenever any notice or communication is required to be given to any Director or Shareholder under any provision of the Act, the Articles of Incorporation or these By-Laws, it may be given in writing, either by mail or land/air express courier service, addressed to such Director or Shareholder, at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service or in an appropriate depository for such land/air express courier service. The mailing shall be registered, certified or other first class mail, except where otherwise provided in the Act. Notice may also be given orally in person or by telephone, facsimile, telex, radiogram or cablegram, and such notice shall be deemed to be given when the recipient receives the notice personally, by telephone, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Board of Directors need be specified in the notice of the meeting, except as provided by the Act.

                  SECTION 2. WAIVER OF NOTICE. When, under the Act or the Articles of Incorporation or these By-Laws, or by the terms of an agreement or instrument, the Corporation or the Board of Directors or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a Shareholder, by his attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Board of Directors need be specified in the waiver of notice of the meeting, except as provided by the Act. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.



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                                                                         Page 11

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. SELECTION. The Board of Directors, at its organization meeting after the organization meeting of incorporators and after each annual meeting of Shareholders, shall elect or appoint a President, Secretary and a Treasurer. The Board of Directors may also elect or appoint a Chairman of the Board, one (1) or more Vice Presidents and such other officers, employees and/or agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one (1) capacity if the instrument is required by law or the Articles of Incorporation or By-Laws of the Corporation to be executed, acknowledged or verified by two (2) or more officers.

                  SECTION 2. COMPENSATION. The salaries of all officers, employees and agents of the Corporation shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate to the officers the fixing of compensation of assistant officers, employees and agents.

                  SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause at any time. Any officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  SECTION 4. CHIEF EXECUTIVE OFFICER. At the first meeting of each newly elected Board of Directors, the Board of Directors may designate the Chairman of the Board or President of the Corporation, or such other individual as it may deem appropriate, as the Chief Executive Officer of the Corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the Chief Executive Officer may be changed at any special meeting of the Board of Directors. The President shall be the Chief Executive Officer of the Corporation whenever the office of Chief Executive Officer is vacant and there is no Chairman of the Board whose duties include being Chief Executive Officer. The Chief Executive Officer shall be responsible to


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                                                                         Page 12

the Board of Directors for the general supervision and management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board or President who is not the Chief Executive Officer shall be subject to the authority of the Chief Executive Officer, but shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer, during the absence or disability of the Chief Executive Officer.

                  SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. If the Board of Directors elects or appoints a Chairman of the Board, he shall be elected or appointed by, and from among the membership of, the Board of Directors. He shall preside at all meetings of the Shareholders, of the Board of Directors and of any Executive Committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the Board of Directors. He shall be ex officio, a member of all standing committees. Except where by law the signature of the President of the Corporation is required, the Chairman of the Board of Directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, or while the office is vacant, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

                  SECTION 6. PRESIDENT. The President shall be elected or appointed by, the Board of Directors. During the absence or disability of the Chairman of the Board, or while that office is vacant, the President shall preside over all meetings of the Board of Directors, Shareholders and any Executive Committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the Chairman of the Board. He shall be, ex officio, a member of all standing committees. The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors.

                  SECTION 7. VICE PRESIDENTS. The Board of Directors may elect or appoint one or more Vice Presidents. The Board of Directors may designate one or more Vice Presidents as Executive or Senior Vice Presidents. Unless the Board of Directors shall otherwise provide by resolution duly adopted by it, such of the Vice Presidents as shall have been designated Executive or Senior Vice Presidents and are members of the Board of Directors in the order specified by the Board of Directors (or if no Vice President who is a member of the Board of Directors shall have been designated as Executive or Senior Vice President, then such Vice Presidents as are members of the Board of Directors in the


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                                                                         Page 13

order specified by the Board of Directors) shall perform the duties and exercise the powers of the President during the absence or disability of the President. The Vice Presidents shall perform such other duties as may be delegated to them by the Board of Directors, any Executive Committee, or the President.

                  SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Shareholders, and of the Board of Directors and of any Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He shall give all notice required by the Act, these By-Laws or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors, any Executive Committee, or the President.

                  SECTION 9. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors whenever requested an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the Corporation. He shall perform such other duties as may be delegated to him by the Board of Directors, any Executive Committee, or the President.

                  SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may elect or appoint one or more Assistant Secretaries and one or more Assistant Treasurers. The Assistant Secretary or Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer or Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer, if required by the Board of Directors, shall keep in force a bond as provided in

Section 9, Article V. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, any Executive Committee, or the President.

                  SECTION 11. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed, on them by these By-Laws, have such authority and perform such duties in management of the property and affairs of the Corporation as may be delegated to them by the Board of Directors, unless the same is contrary to the Articles of Incorporation or these By-Laws.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  SECTION 1. NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article VI, the Corporation shall indemnify any person who was or is a party defendant (including counter defendants, third party defendants and cross defendants) or is threatened to be made a party defendant (including counter defendants, third party defendants and cross defendants) to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a Director or officer of the Corporation, or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with defending such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article VI, the Corporation shall indemnify any person who was or is a party defendant (including counter defendants, third party defendants and cross defendants) to or is threatened to be made a party defendant (including counter defendants, third party defendants and cross defendants) to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director or officer of the Corporation, or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with defending the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all the circumstances of the case (and regardless of whether such officer or director has met the standards of conduct described above, i.e. "good faith," "best interests of the corporation" or "no reasonable cause to believe his conduct was unlawful"), the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

                  SECTION 3. EXPENSES OF SUCCESSFUL DEFENSE. Without limiting the foregoing indemnities in any way, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter in the action, suit, or proceeding (and regardless of whether such officer or director has met the standards of conduct described above, i.e. "good faith," "best interests of the corporation" or "no reasonable cause to believe his conduct was unlawful"), the person shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this
Section 3.

                  SECTION 4. DEFINITION. For the purposes of Sections 1 and 2, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a Director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the Director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its Shareholders" as referred to in Sections 1 and 2.

                  SECTION 5. CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in this Article VI shall be a contract right, and shall apply to services of a Director or officer as an employee or agent of the Corporation as well as in the person's capacity as a Director or officer. Except as provided in Section 3 of this Article VI, the Corporation shall have no obligations under this Article VI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board of Directors.

                  SECTION 6. DETERMINATION THAT INDEMNIFICATION IS PROPER. An indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case
(a) when it is determined that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 or 2, whichever is applicable, and (b) upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

                  (a) By a majority vote of a quorum of the Board of Directors consisting of Directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                  (b) If the quorum described in (a) above is not obtainable, then by majority vote of a committee consisting solely of two or more Directors, duly designated by the Board of Directors, who are not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                  (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:
                        (1) by the Board of Directors or its committee in the manner prescribed in (a) or (b) above; or (2) if a quorum of the Board of Directors cannot be obtained under (a) above and a committee cannot be designated under (b) above, by the Board of Directors.

                  (d) By the Shareholders. However, shares held by Directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

                  SECTION 7. PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Sections 1 or 2 of this Article VI for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement; but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                  SECTION 8. EXPENSE ADVANCE. The Corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 1 and 2 of this Article VI who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct set forth in Sections 1 or 2; (b) the person furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and
(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 1 or 2. The authorization of payment must be made in the manner specified in Section 6. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made, but it need not be secured.

                  SECTION 9. NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  SECTION 10. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                  SECTION 11. FORMER DIRECTORS AND OFFICERS. The indemnification provided in this Article VI continues for a person who has ceased to be a Director or officer with respect to acts or omissions taken by them during their tenure as a Director or officer and after the date this Article VI was adopted by the Corporation and shall inure to the benefit of the heirs, executors, and administrators of the person.

                  SECTION 12. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify the person against the liability under these By-Laws or the laws of the State of Michigan.

                  SECTION 13. CHANGES IN MICHIGAN LAW. If there is any change in Michigan law applicable to the Corporation relating to the subject matter of this Article VI, then the indemnification to which any person shall be entitled under this Article VI shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 14, the Board of Directors is authorized to amend these By-Laws to conform to any such changed statutory provisions.

                  SECTION 14. AMENDMENT OR REPEAL OF THIS ARTICLE VI. No amendment or repeal of this Article VI shall apply to or have any effect on any Director or officer of the Corporation for or with respect to any acts or omissions of the Director or officer occurring before the amendment or repeal.

                                   ARTICLE VII

                          REIMBURSEMENT TO CORPORATION

                  SECTION 1. REIMBURSEMENT TO CORPORATION. Should any payment made by the Corporation to an officer of the Corporation, or on his behalf, including, without limitation, salary, commission, bonus, interest, rent or expense reimbursement, be disallowed in whole or in part as a deductible expense for purposes of determining the income tax liability of the Corporation, then such officer shall reimburse the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of any amount to be reimbursed to the Corporation hereunder immediately following such disallowance. In lieu of payment to the

Corporation by the officer, the Board of Directors, in its discretion, may permit proportionate amounts to be withheld from future compensation to be paid to such officer until the total amount owed to the Corporation has been recovered.

                                  ARTICLE VIII

                               STOCK AND TRANSFERS

                  SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors, Vice-Chairman, President or a Vice President and may be signed by another officer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who had signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the Corporation shall state upon its face:

                  (a) That the Corporation is formed under the laws of this State.

                  (b) The number of the certificate and the name of the person to whom issued.

                  (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

A certificate representing shares shall set forth on its face or back or state on its face or back that the Corporation will furnish to a Shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, sand if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series.

                  SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new certificate for shares or fractional shares in place of certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate, or the issuance of such new certificate.

                  SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise provided by the statutes of Michigan.

                  SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers or as the Board of Directors may otherwise direct.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 1. DISTRIBUTIONS IN CASH OR PROPERTY. By action of the Board of Directors, and subject to the terms of the Act, the Corporation may declare and pay dividends or make other distributions in cash, its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares, except when the distribution would be contrary to any restriction contained in its Articles of Incorporation or the Act.

                  SECTION 2. RESERVES. The Board of Directors shall have power and authority to set apart, out of any funds available for distributions, such reserve or reserves, for any proper purpose, as the Board of Directors, in its discretion, shall approve, and the Board of Directors shall have the power and authority to abolish any reserve created by it.

                  SECTION 3. VOTING SECURITIES. Unless otherwise directed by the Board of Directors, the Chairman of the Board or President, or in the case of their absence or inability to act, the Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of Shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

                  SECTION 4. CHECKS. All checks, drafts and orders of the payment of money shall be signed in the name of the Corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.

                  SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, President or any Vice President, and the Secretary or Assistant Secretary, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of the Corporation.

                  SECTION 6. CORPORATE BOOKS AND RECORDS. The Corporation shall keep books and records of account and minutes of the proceedings of its Shareholders, Board of Directors and Executive Committee, if any. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all Shareholders, the number, class, and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

                  SECTION 7. YEAR END. The year end of the Corporation shall be fixed by resolution of the Board of Directors.

                  SECTION 8. SEAL. If the Corporation has a corporate seal, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X

                                   AMENDMENTS

                  SECTION 1. AMENDMENTS. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted (a) at any regular or special meeting of Shareholders at which a quorum is present or represented, by the majority of the votes cast by the holders of shares entitled to vote on the action, or (b) by the affirmative vote of a majority of the Board of Directors then in office at any regular or special meeting of the Board of Directors at which a quorum is present unless the power to do so is reserved exclusively to the Shareholders by the Articles of Incorporation or these By-Laws. Such action may be taken by written consent or at any meeting of Shareholders or the Board of Directors; provided, that if notice of any such meeting is required by these By-Laws, the notice of meeting shall contain notice of the proposed amendment, repeal or new By-Laws. Any By-Laws hereafter made by the Shareholders shall not be altered or repealed by the Board of Directors.



Dated:  October 30, 1999